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QUORUM HEALTH GROUP, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)


                                                     Three Months
                                                   Ended September 30
                                                ------------------------
                                                   1996           1995
                                                ---------      ---------
                                           (In thousands, except per share data)
Primary
Average shares outstanding                         48,696         47,841
Net effect of dilutive stock options based
    on the treasury stock method using
    average market price                            1,413          1,723
                                                ---------      ---------
      Totals                                       50,109         49,564
                                                =========      =========

Net income                                      $  17,526      $  14,580
                                                =========      =========
Net income per common share                     $    0.35      $    0.29
                                                =========      =========


Fully Diluted
Average shares outstanding                         48,696         47,841
Net effect of dilutive stock options based
   on the treasury stock method using  the
   the higher of ending or average market
   price                                            1,416          1,770
                                                ---------      ---------
       Totals                                      50,112         49,611
                                                =========      =========

Net income                                      $  17,526      $  14,580
                                                =========      =========

Net income per common share                     $    0.35      $    0.29
                                                =========      =========

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